                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                           New York, N.Y. 10048-0057

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599



                                                        April 27, 1999
Merrill Lynch World Income Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey


Ladies and Gentlemen:

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File Nos. 33-42681 and 811-
5603) of our opinion dated November 15, 1991 filed on November 15, 1991 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                         Very truly yours,


                                         /s/  Brown & Wood LLP